Exhibit 10.5

2010 Equity Plan	Plan Document

Virginia Commerce Bancorp, Inc.

2010 EQUITY PLAN

1.	Purposes

The purposes of the Plan are to (a) promote the long-term success of the Company and to increase stockholder value by providing Employees and Directors with incentives to contribute to the long-term growth and profitability of the Company and (b) assist the Company in attracting, retaining and motivating highly qualified Employees.

2.	Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the Committee or the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d) herein.

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Awards, Performance Units or Other Awards.

“Award Document” means a written document approved in accordance with Section 3 which sets forth the terms and conditions of the Award to the Participant. An Award Document may be in the form of (i) an agreement between the Company and the Participant which is executed by the Chairman or a Vice-Chairman of the Company and is signed by the Participant or (ii) a certificate issued by the Company which is executed by the Chairman or a Vice-Chairman of the Company but does not require the signature of the Participant.

“Board” means the Board of Directors of the Company and, for purposes of Awards to Directors, also means the Board of Directors of a Subsidiary.

“Business Combination” means and includes each and all of the following occurrences:

(i) a consolidation or merger pursuant to which more than 50% of the Company’s Majority Voting Stock is transferred to different holders, except for a transaction intended primarily to change the state of the Company’s incorporation; or

(ii) more than 50% of the assets of the Company are sold or otherwise disposed of.

“Cause” has the meaning set forth in the Award Document or, if not defined therein, means the termination of Employee’s employment as a result of: (i) an act or acts of dishonesty undertaken by such Employee and intended to result in gain or personal enrichment of the Employee, (ii) persistent failure to perform the duties and obligations of such Employee which is not remedied in a reasonable period of time after receipt of written notice from Employer, (iii) violation of confidentiality or proprietary information obligations to or agreements entered into with the Employer, (iv) use, sale or distribution of illegal drugs on the Employer’s premises, (v) threatening, intimidating or coercing or harassing fellow employees, or (vi) the conviction of such Employee of a felony.

2010 Equity Plan	Plan Document

“Change in Control” means:

(i) a Business Combination.

(ii) the acquisition by any Person (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”)) as Beneficial Owner (as such term is used in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding shares of capital stock of the Company’s then outstanding securities with respect to the election of the directors of the Board.

(iii) During any period of three (3) consecutive years, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director of the Board subsequent to the date of adoption of the Plan whose election, or a nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board, as such terms are used in proposed Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for these purposes, considered as though such person were a member of the Incumbent Board.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) thereunder.

“Committee” means (i) the Personnel and Compensation Committee of the Board appointed to administer the Plan pursuant to Section 3 herein, all of the members of which shall be “independent directors” under applicable listing standards or (ii) as appropriate, in connection with Awards subject to Rule 16b-3, the subcommittee of such Personnel and Compensation Committee of the Board, all of the members of which are “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule. The Committee shall serve at the pleasure of the Board.

“Common Stock” means the common stock, par value $1.00 per share, of the Company. In the event the Company has more than one class of Common Stock, the class of Common Stock shall be as designated in the Award Document.

“Company” means Virginia Commerce Bancorp, Inc., a Virginia corporation.

“Director” means any individual who is a member of the Board.

“Eligible Individuals” means the Employees and Directors.

“Employee” means any person employed by the Company, its parent or any Subsidiary. A Participant shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, three months after such ninety (90) day leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a director nor payment of a director’s fee by the Company or a Subsidiary shall be sufficient to constitute “employment” by the Company or a Subsidiary.

“Employer” means the Company, its parent, or a Subsidiary, as applicable, that employs the particular Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

2010 Equity Plan	Plan Document

“Fair Market Value” means, with respect to a share of Common Stock, the closing market price (that is, the price at which last sold on the principal U.S. market or quotation system) of a share of the Common Stock on the relevant date if it is a trading date or, if not, on the most recent date on which the Common Stock was traded prior to such date, as reported by the exchange for the principal U.S. market or principal quotation system on which the Common Stock is traded; or, if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

“Good Reason” for voluntary resignation has the meaning set forth in the Award Document or, if not defined therein, means following a Change in Control (i) the Employer reduces by ten percent (10%) or more the Employee’s compensation at the rate in effect immediately prior to the Change in Control or (ii) without the Employee’s express written consent, the Employer requires the Employee to change the location of his or her job or office, so that he or she will be based at a location more than fifty (50) miles from the location of his or her job or office immediately prior to the Change in Control. For these purposes, “Compensation” means base salary, exclusive of bonus, incentive compensation and shift differential, paid by the Employer as consideration for the Employee’s service.

“Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Document.

“Majority Voting Stock” means the class of the Company’s voting stock which, as of the time of determination, possesses the right to elect a majority of the Board.

“Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

“Other Award” means any other form of award authorized under Section 13 of the Plan.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance Unit” means a performance unit granted to an Eligible Individual pursuant to Section 12 herein which is subject to performance criteria.

“Plan” means this Virginia Commerce Bancorp, Inc. 2010 Equity Plan.

“Restricted Stock” means Common Stock granted to an Eligible Individual pursuant to Section 9 herein which is subject to restrictions.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 10 herein.

“Stock Award” means a share of Common Stock granted to an Eligible Individual for no consideration other than the provision of services or offer for sale to an Eligible Individual at a purchase price determined by the Committee, in either case pursuant to Section 11 herein.

“Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 herein.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

2010 Equity Plan	Plan Document

3.	Administration of the Plan

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions herein:

(i) to select Participants from the Eligible Individuals;

(ii) to make Awards in accordance with the Plan;

(iii) to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

(iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of the termination of a Participant’s status as an Employee or Director of the Company, its parent, or a Subsidiary, and including the authority to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards and to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award; provided, however, that, except for a Substitute Award (in accordance with the requirements of Section 8(b) and 10(a) herein) or as authorized under Section 15(b) or (c) herein, the terms of an outstanding Award may not be amended to reduce the exercise price of an outstanding Stock Option or Stock Appreciation Right or to cancel an outstanding Stock Option or Stock Appreciation Right in exchange for cash, another Award or Stock Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Stock Option or Stock Appreciation Right.

(v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vi) to construe and interpret any Award Document delivered under the Plan;

(vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

(viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions;

(ix) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

(x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions herein, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of two or more members of the Committee; provided, however, that the Committee may not delegate its authority under Sections 3(b) and 16 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect

2010 Equity Plan	Plan Document

as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(e) Liability of Committee. No member of the Committee shall be liable for any action nor determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company’s certificate of incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(f) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Effective Date and Term

The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of the Company. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board (including any adjournment or adjournments thereof), the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall any Awards be made under the Plan after the tenth anniversary of the date of the Board’s adoption of the Plan.

5.	Shares of Common Stock Subject to the Plan

(a) General. Subject to adjustment as provided in Section 15(b) herein, the number of shares of Common Stock that may be issued pursuant to Awards under the Plan (the “Section 5 Limit”) shall be 1,500,000 shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares, treasury shares or any combination thereof. Except as provided in Section 5(b) below, the issuance of shares of Common Stock in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of shares of Common Stock available for future Awards under the Plan.

(b) Lapsed Awards or Forfeited Shares; Shares Used as Payment of Exercise Price or for Taxes. Shares of Common Stock related to any Award, or portion thereof, that is settled in cash in lieu of Common Stock shall be available again for grant under the Plan. Similarly, shares of Common Stock related to any Award, or portion thereof, that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, or shares of Common Stock related to a Restricted Stock Award that are forfeited, shall be available again for grant under the Plan. Any shares of Common Stock surrendered by a Participant as full or partial payment of the exercise price, and any shares of Common Stock retained by the Company in satisfaction of payment of the exercise price or withholding taxes shall not be available again for grant under the Plan.

(c) Special Plan Limit on Certain Types of Awards. The maximum number of shares of Common Stock that may be issued in the form of Restricted Stock (under Section 9 herein), Stock Awards (under Section 11 herein), and Other Awards (under Section 13 herein) under the Plan shall be 750,000 shares.

(d) Special Annual Limits. The maximum number of shares of Common Stock that may be subject to Stock Options (under Section 8) and Stock Appreciation Rights (under Section 10 herein) granted to any Eligible Individual in any calendar year under the Plan shall be 50,000 shares. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards (under Section 9 herein), Stock Awards (under Section 11 herein), and Other Awards (under Section 13 herein) granted to any Eligible Individual in any calendar year under the Plan shall be 30,000 shares.

2010 Equity Plan	Plan Document

6.	Eligible Individuals

Awards may be granted by the Committee to Eligible Individuals; provided, however, that Directors shall not be eligible to receive Incentive Stock Options. An individual’s status as an Administrator will not, by itself, affect his or her eligibility to participate in the Plan.

7.	Awards in General

(a) Types of Award and Award Document. Awards under the Plan may consist of Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Awards, Performance Units or Other Awards. Any Award described in Sections 8 through 13 of the Plan may be granted singly or in combination or in tandem with any other Award, as the Committee may determine. Awards may be Substitute Awards or may be made in combination with, in replacement of, or as alternatives to grants of rights under any other employee compensation plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company’s obligations under any such plan.

(b) Terms Set Forth in Award Document. The terms and provisions of an Award shall be set forth in a written Award Document approved by the Committee and delivered or made available to the Participant as soon as administratively practicable following the date of such Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability, provision for mandatory resale to the Company, or provisions for forfeiture or repayment of vested Awards under certain designated circumstances) shall be determined by the Committee and set forth in the applicable Award Document. Notwithstanding the foregoing, subject to the provisions of Section 17(m) and (n) herein, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option, Stock Appreciation Right or Other Award first becomes exercisable.

(c) Termination as Employee. If a Participant ceases to be an Employee, the Participant may exercise his or her Award within such period of time as is specified in the Award Document to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Document). The date of a Participant’s termination as an Employee for any reason shall be determined in the sole discretion of the Committee. In the absence of a specified time in the Award Document, the Award shall remain exercisable for three (3) months following the Participant’s termination as an Employee and then terminate, unless otherwise provided in the Plan. If, on the date of termination, the Participant has not earned or is not vested as to his or her entire Award, the shares covered by the unearned or unvested portion of the Award shall be forfeited and revert to the Plan unless otherwise provided in the Award Document. If, after termination, the Participant does not exercise the vested portion of his or her Award within the period of time as is specified in the Award Document (or the Plan, if not specified in the Award Document), the shares covered by such vested portion of the Award shall be forfeited and revert to the Plan. Notwithstanding the above provisions or any provision of an Award Document, unless provided otherwise by the Committee, upon a Participant’s termination of employment for Cause, all vested but not yet exercised and earned but not yet paid Awards shall also immediately terminate and no longer be exercisable or payable and all shares subject to such Awards shall be forfeited and revert to the Plan.

(d) Disability of Participant. If a Participant ceases to be an Employee as a result of the Participant’s disability (as defined in Section 22(e)(3) of the Code), the Participant may exercise his or her Award within such period of time as is specified in the Award Document to the extent the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Document). In the absence of a specified time in the Award Document, the Award shall remain exercisable for twelve (12) months following the Participant’s termination and then terminate. If, on the date of termination, the Participant has not earned or is not vested as to his or her entire Award, the shares covered by the unearned or unvested portion of the Award shall be forfeited and revert to the Plan unless otherwise provided in the Plan or the Award Document. If, after termination, the Participant does not exercise the vested portion of his or her Award within the period of time as is specified in the Award Document (or the Plan if not specified in the Award Document), the shares covered by such vested portion of the Award shall be forfeited and revert to the Plan.

(e) Death of Participant. If a Participant dies while an Employee, the Award may be exercised within such period of time as is specified in the Award Document (but in no event later than the expiration of the term of such Award as set forth in the Award Document), but only to the extent that the Award is vested on the date of

2010 Equity Plan	Plan Document

death. The Award may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Award under the Participant’s will or the laws of descent or distribution. In the absence of a specified time in the Award Document, the Award shall remain exercisable for twelve (12) months following the Participant’s death and then terminate. If, at the time of death, the Participant has not earned or is not vested as to his or her entire Award, the shares covered by the unearned or unvested portion of the Award shall immediately be forfeited and revert to the Plan unless otherwise provided in the Plan or the Award Document. If, after Participant’s death, the vested portion of the Award is not exercised within the period of time as is specified in the Award Document (or the Plan if not specified in the Award Document), the shares covered by such vested portion of the Award shall be forfeited and revert to the Plan.

(f) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award subject to the requirements of Section 17(m) herein. Payments can either be paid currently or deemed to have been reinvested in shares of Common Stock, and can be made in Common Stock, cash or a combination thereof, as the Committee shall determine.

8.	Stock Options

(a) Terms of Stock Options Generally. A Stock Option shall entitle the Participant to whom the Stock Option was granted to purchase a specified number of shares of Common Stock during a specified period at a price that is determined in accordance with Section 8(b) below. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options. The Committee will fix the vesting and exercisability conditions applicable to a Stock Option.

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be fixed by the Committee on the date of grant; provided, however, that the exercise price for such Option shall be no less than the Fair Market Value of a share of Common Stock on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of grant, provided that the requirements of Section 424(a) of the Code are met.

(c) Option Term. The term of each Stock Option shall be fixed by the Committee and, subject to Section 3(a)(viii) above, shall not exceed ten years from the date of grant.

(d) Incentive Stock Options. Each Stock Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Stock Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, the excess Stock Options shall be treated as Nonqualified Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock shall be determined as of the time the Stock Option with respect to such shares is granted.

(e) Method of Exercise. Subject to the provisions of the applicable Award Document, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

2010 Equity Plan	Plan Document

(f) Accelerated Vesting Upon Death or Disability. In the event a Participant terminates his or her service with the Company, its parent or a Subsidiary due to Participant’s death or disability (as defined in Section 22(e)(3) of the Code), all Stock Options granted to Participant shall become fully vested and exercisable upon such termination and remain exercisable for the period of time stated in the Participant’s Award Document (or the Plan if not specified in the Award Document).

9.	Restricted Stock

(a) General An Award of Restricted Stock shall consist of a grant of one or more shares of Common Stock to a Participant for no consideration other than the provision of services or may be offered for sale to a Participant at a purchase price determined by the Committee, subject to the terms and conditions established by the Committee in connection with the Award and as set forth in the applicable Award Document. Such shares of Common Stock shall be subject to such restrictions on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the Award Document relating to such stock. If shares of Common Stock are offered for sale under the Plan, the purchase price shall be payable in cash, or, in the sole discretion of the Committee and to the extent provided in any applicable Award Document, in shares of Common Stock already owned by the Participant, for other consideration acceptable to the Committee or in any combination of cash, shares of Common Stock or such other consideration.

(b) Share Certificates; Rights and Privileges. At the time Restricted Stock is granted or sold to a Participant, share certificates representing the appropriate number of shares or Restricted Stock shall be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. Company may take whatever actions it determines necessary to restrict the transferability of the unvested Restricted Stock including providing that the certificates bear a legend restricting their transferability. Except for such restrictions on transfer or other incidents of ownership as may be determined by the Committee and set forth in the Award Document relating to an award or sale of Restricted Stock, a Participant shall have the rights of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote in accordance with the Company’s certificate of incorporation.

(c) Distributions. Any shares of Common Stock or other securities of the Company received by a Participant to whom Restricted Stock has been granted or sold as a result of a stock distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Restricted Stock.

10.	Stock Appreciation Rights

(a) General. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to the payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document. The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee on the date of grant; provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Appreciation Right that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided, that such exercise price is not less than the minimum exercise price that would be permitted for an equivalent Stock Option as determined in accordance with Section 8(b) above. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to such amount, or in a combination of cash and shares of Common Stock having an aggregate value as of the date of exercise equal to such amount. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option.

(b) Stock Appreciation Rights in Tandem with Stock Options. A Stock Appreciation Right granted in tandem with a Stock Option shall be granted at the same time as such Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by

2010 Equity Plan	Plan Document

the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercise.

11.	Stock Awards

(a) General. A Stock Award shall consist of one or more shares of Common Stock granted to a Participant for no consideration other than the provision of services (or, if required by applicable law in the reasonable judgment of the Company, for payment of the par value of such shares). Stock Awards shall be subject to such restrictions (if any) on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the applicable Award Document.

(b) Distributions. Any shares of Common Stock or other securities of the Company received by a Participant to whom a Stock Award has been granted as a result of a stock distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Stock Award.

12.	Performance Units

Performance Units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Document relating to such Performance Units. Performance Units may be paid in Common Stock upon the satisfaction of the applicable performance criteria as described in the Award Document, cash or a combination of Common Stock and cash, as the Committee may determine.

13.	Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

14.	Certain Restrictions

(a) Transfers. Unless the Committee determines otherwise, no Award shall be transferable for any reason (including pursuant to a domestic relations order) other than by will or by the laws of descent and distribution.

(b) Exercise. During the lifetime of the Participant, a Stock Option, Stock Appreciation Right or similar-type Other Award shall be exercisable only by the Participant or by a permitted transferee to whom such Stock Option, Stock Appreciation Right or Other Award has been transferred in accordance with Section 14(a) above.

15.	Recapitalization or Reorganization

(a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the

2010 Equity Plan	Plan Document

stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a) herein, including the maximum number of shares available under the special limits provided for in Section 5(c) and 5(d) herein, the number and class of shares of Common Stock subject to each outstanding Award, and the exercise price of any outstanding Award, shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, or similar event in which the number or class of shares of Common Stock is changed. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. Where an Award being adjusted is an Incentive Stock Option or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

(c) Change in Control. Subject to Section 17(m) and (n) herein, notwithstanding the provisions of any Award Document, upon a Change in Control, a Participant shall fully vest in and have the right to exercise any Stock Option and Stock Appreciation Right as to all of the Common Stock under the Award, including shares as to which it would not otherwise be vested or exercisable, and all restrictions and conditions, including any vesting requirements, of any Stock Award and Restricted Stock held by a Participant shall lapse. Except as otherwise specified in the applicable Award Document, in the event of a Change in Control, the Committee may, in its discretion, provide for (i) all Performance Units and any Other Awards held by a Participant to be deemed fully earned, (ii) the settlement of any Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of the Award or realization of a Participant’s rights had the Award been currently exercisable or payable, (iii) cause any Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control, or (iv) make such adjustment to any Award then outstanding as the Committee deems appropriate to reflect such Change in Control. In the event the Committee exercises such discretion, the Committee shall notify the Participant in writing or electronically of the change in the Award. Where an Award being changed is an Incentive Stock Option or is subject to Section 409A of the Code, any change shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

16.	Amendments; Termination

The Board or Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which under the requirements of any applicable law or stock exchange rule must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award. Notwithstanding any provision herein or in any Award Document to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

2010 Equity Plan	Plan Document

17.	Miscellaneous

(a) Tax Withholding. The Company may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any federal, state or local tax withholding requirements. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Award any federal, state or local taxes required to be withheld with respect to such payments. In addition, the Company may permit any individual to whom an Award has been made to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual upon settlement or exercise of such Award or by delivering to the Company shares of Common Stock owned by the individual prior to exercising the option, subject to such rules as the Committee may establish from time to time.

(b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Document shall confer upon any Employee any right to continued employment with Employer or interfere in any way with the right of Employer to terminate the employment of any of its employees at any time, with or without cause.

(c) Other Compensation. Nothing in the Plan shall preclude or limit the ability of the Employer to pay any compensation to a Participant under the Employer’s other compensation and benefit plans and programs.

(d) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Employer, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(e) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

(f) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(g) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

(h) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern, and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(j) Application of Funds. The proceeds received from the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

2010 Equity Plan	Plan Document

(k) Deferral. The Committee may, in its discretion and as provided in the applicable Award Document, permit a Participant to defer receipt of the shares underlying a Stock Option upon exercise or otherwise defer the recognition of income with respect to an Award pursuant to the terms of any deferred compensation plan maintained by the Company.

(l) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to conflicts of law principles.

(m) Nonqualified Deferred Compensation Plan Omnibus Provision. The Company intends that all Awards under the Plan either comply with Section 409A of the Code (“Section 409A”) or comply with an exemption from the application of Section 409A. The Committee shall not exercise any discretion under the Plan, including, but not limited to, the discretion in Section 7 and Section 15 herein, in any manner which would violate Section 409A. Each Award Document covering an Award subject to Code Section 409A shall comply with the requirements of Section 409A and shall include any terms required by Section 409A (including the 6 month delay requirement, authorized distribution events and time and form of payment requirements). All Awards exempt from Section 409A shall be interpreted and administered in a manner as to maintain such exemption. Neither the Company nor the Committee, however, shall have any responsibility or liability if any Award is subject to adverse taxation under Section 409A.

(n) Participation in Capital Purchase Program. The Company has participated in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (the “CPP”) created by the Treasury Department pursuant to authority granted under the Emergency Economic Stabilization Act of 2008, as amended from time to time (the “EESA”). As a result of its participation in the CPP, the Company is required to comply with the requirements of Section 111(b) of the EESA, in accordance with the guidance and regulations issued by the Treasury Department with respect to the CPP, as such guidance and regulations may be amended from time to time (the “CPP Requirements”). The Plan is intended to permit the Committee, in its sole discretion, to grant Awards that are intended to qualify as TARP-compliant long-term restricted stock or restricted stock units under the CPP Requirements as well as to grant Awards that are not intended to qualify as TARP-compliant long-term restricted stock or restricted stock units, including without limitation the payment of a Participant’s salary in Stock Awards or the grant of Awards which, although not TARP-compliant long-term restricted stock or restricted stock units, nonetheless comply with the non-accrual and other limitations of the CPP Requirements. Notwithstanding any other provision of the Plan to the contrary, the Plan shall be administered, interpreted and construed and, if and where applicable, benefits provided hereunder shall be limited, deferred, prohibited and/or subject to repayment to the Company in accordance with the CPP Requirements and Section 111(b) of the EESA, as amended from time to time, to the extent legally applicable.

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Approved by the Board of Directors of the Company on March 2, 2010.

Approved by the Stockholders of the Company on April 28, 2010.

Amended by the Board of Directors of the Company on February 22, 2012.